UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 16, 2020

Cloudflare, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39039	27-0805829
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
101 Townsend Street
San Francisco, CA		94107
(Address of principal executive offices)		(Zip code)
(888) 993-5273
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	NET	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of President

Effective December 16, 2020, the board of directors (the "Board") of Cloudflare, Inc. (the "Company") appointed Ms. Michelle Zatlyn, 41, the Company's current Chief Operating Officer, as the Company's President. Ms. Zatlyn will continue in her position as the Company’s Chief Operating Officer. The compensatory and other material terms of Ms. Zatlyn’s offer letter with the Company, dated August 30, 2019, will remain unchanged except as revised to reflect Ms. Zatlyn’s new title of President and Chief Operating Officer.

Ms. Zatlyn is one of the Company’s co-founders and has served as its Chief Operating Officer since 2016. She previously served as the Company’s Head of User Experience from 2009 until she was appointed as Chief Operating Officer in 2016. Ms. Zatlyn has served as a member of the Company’s Board since November 2009. She holds a B.Sc. in Chemistry and Business from McGill University, and an M.B.A. from Harvard Business School.

There are no arrangements or understandings between Ms. Zatlyn and any other persons pursuant to which she was appointed President. There are also no family relationships between Ms. Zatlyn and any director or executive officer of the Company, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cloudflare, Inc.

Dated: December 17, 2020	By:	/s/ Douglas Kramer
Douglas Kramer
General Counsel and Secretary